UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

Knowles Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36102	90-1002689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1151 Maplewood Drive
Itasca, Illinois	60143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 630-250-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Knowles Corporation (the “Company”) held its Annual Meeting of Shareholders on May 13, 2014. At the Annual Meeting, the Company’s shareholders (i) elected the persons listed below to serve as Class I directors for a term of three years; (ii) ratified the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2014; (iii) approved, on an advisory basis, the compensation paid to the Company’s named executive officers; and (iv) approved, on an advisory basis, the frequency of once every year for future advisory votes on executive compensation. Set forth below are the voting results for each of these proposals:

Item 1:	The election of three Class I directors

Director Name	For	Withheld	Broker Non- Votes
Jeffrey S. Niew	64,612,615	299,214	7,123,582
Keith L. Barnes	63,381,267	1,530,562	7,123,582
Richard K. Lochridge	63,750,484	1,161,345	7,123,582

Item 2:	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014

For	Against	Abstain	Broker Non- Votes
71,930,354	67,588	37,469	0

Item 3:	An advisory vote on named executive officer compensation

For	Against	Abstain	Broker Non- Votes
63,444,709	694,158	772,962	7,123,582

Item 4:	An advisory vote on the frequency of holding an advisory vote on named executive officer compensation

Frequency	For	Abstain	Broker Non- Votes
1 year	54,869,023
2 years	114,059
3 years	9,244,633
		684,114	7,123,582

Following this advisory vote, and consistent with the voting results, the Company decided to conduct future advisory votes on named executive officer compensation once every year until the next required advisory vote on frequency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOWLES CORPORATION

Date: May 15, 2014

	By:	/s/ Thomas G. Jackson
Thomas G. Jackson
Senior Vice President, General Counsel & Secretary